As filed with the Securities and Exchange Commission on May 2, 1996
                                                    Registration No. 33-59466-01
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________


                          LOCKHEED MARTIN CORPORATION*
             (Exact name of registrant as specified in its charter)

            Maryland                                            52-1893632
(State or other jurisdiction of incorporation             (I.R.S. Employee
or organization)                                          Identification No.)


                                _______________

                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Frank H. Menaker, Jr.
                       Vice President and General Counsel
                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=============================================================================
*Successor to Martin Marietta Corporation



                   [END OF REGISTRATION STATEMENT COVER PAGE]

                             EXPLANATORY STATEMENT


     On January 28, 1996, Lockheed Martin Corporation (the "Corporation") consummated an internal reorganization pursuant to which its wholly owned subsidiaries, Martin Marietta Technologies, Inc., Martin Marietta Corporation, Lockheed Sanders Corporation, Lockheed Missiles and Space Company, Inc. and Lockheed Corporation, were merged in a series of transactions into the Corporation. As a result, the businesses previously conducted by those former subsidiaries and the Corporation are now conducted by the Corporation. On March 12, 1993, Martin Marietta Corporation filed a Registration Statement on Form S-3 (Reg. No. 33-59466-01) (the "Registration Statement") registering Martin Marietta Corporation debt securities with an initial offering price of $800,000,000 in the aggregate (the "Debt Securities"). Debt Securities with an aggregate initial offering price of $500,000,000 have been issued as of the date of this Post-Effective Amendment. This Post-Effective Amendment to Form S-3 removes from registration the remaining Debt Securities issuable pursuant to the Registration Statement.


ITEM 16.  EXHIBITS.

     24        Powers of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, the 2nd day of May 1996.

                              LOCKHEED MARTIN CORPORATION


                              By: /s/ Frank H. Menaker, Jr.
                                 ________________________________
                                 Frank H. Menaker, Jr.
                                 Vice President and General
                                    Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          *                   Chief Executive            May 2, 1996
- -------------------------      Officer (Principal
Norman R. Augustine            Executive Officer)



          *                   Senior Vice President      May 2, 1996
- -------------------------      and Chief Financial
Marcus C. Bennett              Officer (Principal
                               Financial Officer)


          *                   Vice President and         May 2, 1996
- -------------------------      Controller
Robert E. Rulon                (Principal Accounting
                               Officer)


     The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

Norman R. Augustine*                           Vincent N. Marafino*
Marcus B. Bennett*                             Eugene F. Murphy*
Lynne V. Cheney*                               Allen E. Murray*
Vance D. Coffman*                              Frank Savage*
Houston K. Flournoy*                           Daniel M. Tellep**
Edward E. Hood, Jr.*                           Carlisle A.H. Trost*
Caleb B. Hurtt*                                James R. Ukropina*
Gwendolyn S. King*                             Douglas C. Yearley*



*By: /s/ Stephen M. Piper
    _________________________                               May 2, 1996
    Stephen M. Piper
    (As Attorney-in-fact)

                                                            EXHIBIT INDEX


     24      Powers of Attorney